UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X] Preliminary Information Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[  ] Definitive Information Statement

MANAGED PORTFOLIO SERIES
__________________________________________________________
(Name of Registrant As Specified In Its Charter)

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[X] No fee required

[  ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)  Title of each class of securities to which transaction applies:  ________________________________

(2)  Aggregate number of securities to which transaction applies: ________________________________

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

_____________________________________________________________________________________

(4)  Proposed maximum aggregate value of transaction: ________________________________________

(5)  Total fee paid: _____________________________________________________________________

[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid: _____________________________________________________________

(2)  Form, Schedule or Registration Statement No.: ___________________________________________

(3)  Filing Party: _______________________________________________________________________

(4)  Date Filed: ________________________________________________________________________

AC ONE China Fund

Managed Portfolio Series
615 East Michigan Street
Milwaukee, Wisconsin 53202

INFORMATION STATEMENT

GENERAL

This Information Statement is being furnished to shareholders of the AC ONE China Fund (the “Fund”), a series of Managed Portfolio Series (the “Trust”), in connection with the approval by a majority of outstanding shares of a new advisory agreement dated August __, 2019. This action was taken by written consent of shareholders in lieu of a meeting of the shareholders (the “Written Consent”).  This information statement is being furnished by the Fund for informational purposes only.

The Trust is organized as a Delaware statutory trust and is not required to hold annual meetings of shareholders. Article V, Section 6 of the Trust's Bylaws permit any action to be taken by shareholders to be taken without a meeting if a majority (or such greater amount as may be required by law) of the total combined votes of all Shares entitled to vote on the matter consent to the action in writing.  Such written consent shall be treated for all purposes as a vote at a meeting of the Shareholders.

The Board of Trustees (the “Board”) fixed the close of business on August 15, 2019 as the record date for determination of shareholders entitled to receive this Information Statement (the “Record Date”).

Shareholders are being provided this information in connection with the approval of a new advisory agreement. AC ONE Asset Management, LLC (“AC ONE”), the investment adviser to the Fund, believes that this change will have little or no impact on the operations and stability of the Fund and will maintain the Fund’s ability to pursue its investment strategies. This Information Statement is being distributed to shareholders of record on or about September 9, 2019.  The Written Consent of more than 50% of the outstanding voting securities of the Fund approving the new advisory agreement was executed and submitted to the Trust on August [__], 2019. No action is required on your part.

This Information Statement should be kept for future reference. The Fund’s annual or semi-annual reports are mailed to Fund shareholders. If you would like to receive additional copies of this Information Statement or the shareholder reports, free of charge, please contact the Trust by writing to AC ONE China Fund, c/o U.S. Bank Global Fund Services, P.O. Box 701, Milwaukee, Wisconsin 53201-0701 or by telephone at (888) 964-0788. The Fund’s annual and semi-annual reports are also available free of charge on the Fund’s website at www.AC-ONE-AMC.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
THIS INFORMATION STATEMENT:
This Information Statement is available at www.AC-ONE-AMC.com.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Q & A: Questions and Answers

What is this document and why did you send it to me?

This document is an information statement (the “Information Statement”). It contains information to inform shareholders of a new investment advisory agreement between Managed Portfolio Series (the “Trust”), on behalf of the AC One China Fund (the “Fund”), and AC ONE Asset Management, LLC (“AC ONE” or, the “Adviser”), a Delaware limited liability company.

AC ONE is majority owned by Chelsea Counsel Company (“Chelsea”). Chelsea is majority owned by the Ruopp Family Trust (the “Family Trust”).  Frederick Ruopp Sr., served as Trustee of the Family Trust with authority to vote and dispose of the Family Trust’s ownership interest in Chelsea. Accordingly, Mr. Ruopp, Sr. was considered a beneficial owner of the Family’s Trust’s interest in Chelsea, a control person of Chelsea and an indirect control person of AC ONE. Mr. Ruopp Sr. passed away on April 19, 2019.  As a consequence of Mr. Ruopp Sr.’s passing, Frederick Ruopp Jr. will become the sole trustee of the Family Trust and assume control of its ownership interests in Chelsea. It is expected that Mr. Ruopp Jr. will assume control of the Family Trust late in the third quarter of 2019 (the “Transaction”).   The Transaction will result in a change of control of AC ONE and a termination of the current investment advisory agreement with respect to the Fund (the “Current Investment Advisory Agreement”).

At a meeting of the Trust’s Board of Trustees (the “Board”) held on August 14, 2019, the Board approved a new investment advisory agreement between AC ONE and the Trust, on behalf of the Fund (the “New Investment Advisory Agreement”).

The Trust is organized as a Delaware statutory trust and is not required to hold annual meetings of shareholders. Article V, Section 6 of the Trust's Bylaws permit any action to be taken by shareholders to be taken without a meeting if a majority (or such greater amount as may be required by law) of the total combined votes of all Shares entitled to vote on the matter consent to the action in writing.  Such written consent shall be treated for all purposes as a vote at a meeting of the Shareholders. Owners of a majority of outstanding shares approved the New Investment Advisory Agreement on August 29, 2019. The New Investment Advisory Agreement will go effective upon the closing of the Transaction.

 How would this affect my account with the Funds?

The Transaction and the implementation of the New Investment Advisory Agreement will not affect your account.  You still own the same number of shares in the Fund and the value of your investment will not change as a result of the change of control at AC ONE.  In addition, the Fund’s current portfolio managers are expected to continue managing the Fund without interruption. There are no material differences between the New Investment Advisory Agreement and the Current Investment Advisory Agreement, except for the effective dates, as is discussed in more detail in the enclosed information statement.

How will the Transaction affect the fees and expenses I pay as a shareholder of the Funds?

The fees and expenses that you pay as a shareholder of the Fund will not increase as a result of the Transaction.  The approval of the New Investment Advisory Agreement will not result in an increase in the Fund’s investment advisory fee and the Fund will not bear any portion of the costs associated with the Transaction.

CHANGE IN CONTROL OF OWNERSHIP OF THE ADVISER, AC ONE ASSET MANAGEMENT, LLC, AND RENEWAL OF THE INVESTMENT ADVISER AGREEMENT

The Fund’s investment adviser, AC ONE, is majority owned by Chelsea. Chelsea is majority owned by the Family Trust. Frederick J. Ruopp, Sr. a former portfolio manager of the Fund, was a control person of Chelsea  and indirect control person of AC ONE by virtue of his control of the Family Trust.

On April 19, 2019, Frederick Ruopp Sr. passed away. With his passing, his control of the Family Trust will be transferred to his son, Frederick Ruopp Jr., who will serve as the sole Trustee of the Family Trust. The Transaction is expected to occur late in the third quarter of 2019.  The transfer of his ownership will not result in any change in the way the Fund is managed and there will be no change in the advisory fees paid to AC ONE, any fees, or expenses you pay as a shareholder in the Fund. Under current law, the transfer of his ownership results in an assignment and termination of the Fund’s investment advisory agreement with AC ONE, in accordance with the 1940 Act.

At a meeting of the Trust’s Board held on August 14, 2019, the Board including a majority of Trustees who are not “interested persons,” (the “Independent Trustees”) as that term is defined under the 1940 Act, voted unanimously to approve the New Investment Advisory Agreement between AC ONE and the Trust, on behalf of the Fund, retaining AC ONE as investment adviser to the Fund.  The terms of the New Investment Advisory Agreement are substantially the same as the terms of AC ONE’s Current Investment Advisory Agreement except for the commencement date and term provisions.

Owners of a majority of outstanding shares of the Fund approved the New Investment Advisory Agreement on August 29, 2019.The New Investment Advisory Agreement will go into effect upon the closing of the Transaction.

Legal Requirements in Approving the New Investment Advisory Agreement

The form of the New Investment Advisory Agreement is attached hereto as Exhibit A.  The terms of the New Investment Advisory Agreement are identical to the terms of the Current Investment Advisory Agreement dated February 16, 2012, as amended, with respect to services to be provided by AC ONE.  The Current Investment Advisory Agreement was last approved by the shareholders of the Fund on July 27, 2012, and was effective with respect to the Fund upon the Fund’s commencement of operations as a series of the Trust.

The New Investment Advisory Agreement and the Current Investment Advisory Agreement have identical management fees.  There are no material differences between the two agreements, other than their effective dates and term provisions.  The material terms of the New Investment Advisory Agreement and the Current Investment Advisory Agreement are compared below in the “Summary of the New Investment Advisory Agreement and Current Investment Advisory Agreement” section.

The New Investment Advisory Agreement will take effect upon shareholder approval through a written shareholder consent. Article V, Section 6 of the Trust's Bylaws permit any action to be taken by shareholders to be taken without a meeting if a majority (or such greater amount as may be required by law) of the total combined votes of all Shares entitled to vote on the matter consent to the action in writing. The owners of a majority of outstanding shares of the Fund executed written consents approving the New Investment Advisory Agreement with respect to the Fund on August 29, 2019. The New Investment Advisory Agreement will become effective upon closing of the Transaction.

Other Legal Requirements under the 1940 Act

Section 15(f) of the 1940 Act provides that, when a transaction, such as the change in control of AC ONE, occurs, the investment adviser or any of its affiliated persons may receive any amount or benefit in connection with the change in control as long as two conditions are satisfied.  The first condition specifies that no “unfair burden” may be imposed on the mutual fund as a result of the transaction relating to the change of control, or any express or implied terms, conditions or understandings.  In order to avoid an “unfair burden” on the Fund, the Fund’s investment adviser has contractually agreed to waive its advisory fees and/or reimburse expenses of the Fund to the extent necessary to ensure that the Fund’s total annual operating expenses (excluding AFFE, brokerage commissions, leverage/borrowing interest, interest expense, taxes and extraordinary expenses) do not exceed the Fund’s current expense limitation (the “Expense Cap”) for a period of at least two years.  The agreement by AC ONE to waive advisory fees and/or reimburse expenses of the Fund will continue until at least October 31, 2021 under a new operating expenses limitation agreement between AC ONE and the Trust, on behalf of the Fund.  AC ONE may request recoupment of previously waived fees and paid expenses from the Fund for three years from the date they were paid, subject to the Expense Cap, which includes fees waived or expenses paid for the benefit of the Fund prior to the Transaction.

The second condition specifies that, during the three-year period immediately following consummation of the Transaction, at least 75% of a fund’s Board of Trustees must be Independent Trustees.  Currently, the Board of Trustees of the Trust meets this 75% requirement and it anticipates that it will continue to meet this requirement for the required three-year period.

Compensation Paid to AC ONE

Under the Current Investment Advisory Agreement, the Fund paid AC ONE a monthly management fee that is calculated at the annual rate of 1.10% of the Fund’s average daily net assets up to $250 million; 0.99% of the Fund’s average daily net assets from $250 million to $500 million; 0.93% of the Fund’s average daily net assets from $500 million to $1 billion; and 0.84% of the Fund’s average daily net assets over $1 billion. The fee structure and services to be provided under the New Investment Advisory Agreement with AC ONE will be identical to the fee structure and services provided under the Prior Investment Advisory Agreement.  For the fiscal year ended June 30, 2018, the Fund paid AC ONE $35,966 in investment advisory fees after application of the Expense Cap.

Information about AC ONE Asset Management, LLC

AC ONE Asset Management, LLC, is located at 444 South Flower Street, Los Angeles, California 90071.  Established in 2011, the Adviser is an SEC-registered investment adviser that provides investment advisory services to private clients and institutions.  The Adviser is majority owned by Chelsea, an SEC-registered investment adviser.  AssetPlus Investment Management Corp., a United States based subsidiary of AssetPlus Investment Management Co., a South Korean company that is an SEC-registered investment adviser, is also a control person of AC ONE.  Chelsea is majority owned by the Family Trust. Under the Current Investment Advisory Agreement, AC ONE manages the Fund’s investments subject to the supervision of the Board.

AC ONE has overall supervisory responsibility for the general management and investment of the Fund’s securities portfolio.  AC ONE also furnishes the Fund with office space and certain administrative services and provides most of the personnel needed to fulfill its obligations under its Current Investment Advisory Agreement.

The following table sets forth the name, position and principal occupation of each current principal officer of the Adviser, each of whom can be located at the Advisor’s principal office location.

Name	Position/Principal Occupation
Patrick C. Pascal	Co-President and Portfolio Manager
Woon Sang Baik	Co-President
Frederick J. Ruopp, Jr.	Portfolio Manager

Summary of the New Investment Advisory Agreement and the Current Investment Advisory Agreement

A copy of the proposed New Investment Advisory Agreement is attached hereto as Exhibit A.  The following description is only a summary.  You should refer to Exhibit A for the New Investment Advisory Agreement, as the description set forth below of the New Investment Advisory Agreement is qualified in its entirety by reference to Exhibit A.  The investment advisory services to be provided by AC ONE and the fee structure under the New Investment Advisory Agreement are identical to the services currently provided by AC ONE and the fee structure under the Current Investment Advisory Agreement.

For the purposes of this section, the “Adviser” constitutes AC ONE under the Current Investment Advisory Agreement and AC ONE under the New Investment Advisory Agreement.

Advisory Services.  Both the New Investment Advisory Agreement and the Current Investment Advisory Agreement state that, subject to the supervision and direction of the Board, AC ONE will provide for the overall management of the Fund including: (i) continuously investing the assets of the Fund in a manner consistent with the prospectus, other written guidelines or restrictions, as may be amended from time to time, agreed upon in writing by the Trust and AC ONE; (ii) determining the securities to be purchased, sold or otherwise disposed of by the Fund and the timing of such purchases, sales and dispositions; (iii) voting all proxies for securities and exercising all other voting rights with respect to such securities in accordance with AC ONE’s written proxy voting policies and procedures; (iv) maintaining the books and records required to be maintained by the Fund except to the extent arrangements have been made for such books and records to be maintained by the administrator or another agent of the Fund; (v) issuing settlement instructions to custodians designated by the Trust and (vi) furnishing to the Trust such information, evaluations, analyses and opinions formulated or obtained by AC ONE in the discharge of its duties, as the Trust may, from time to time, reasonably request, including at least one in-person appearance annually before the Board.

Management Fee.  Both the New Investment Advisory Agreement and Current Investment Advisory Agreement contain identical fee structures.  Both agreements provide that AC ONE shall receive a monthly management fee from the Fund that is calculated at the annual rate of 1.10% of the Fund’s average daily net assets up to $250 million; 0.99% of the Fund’s average daily net assets from $250 million to $500 million; 0.93% of the Fund’s average daily net assets from $500 million to $1 billion; and 0.84% of the Fund’s average daily net assets over $1 billion.

Payment of Expenses.  Under both the New Investment Advisory Agreement and the Current Investment Advisory Agreement, AC ONE is responsible for providing the personnel, office space and equipment reasonably necessary for the operation of the Fund, the expenses of printing and distributing copies of the Fund’s prospectus, statement of additional information, and sales and advertising materials to prospective investors (to the extent such expenses are not covered by any applicable plan adopted pursuant to Rule 12b-1 under the 1940 Act), the costs of any special Board meetings or shareholder meetings convened for the primary benefit of AC ONE, and any costs of liquidating or reorganizing the Fund. AC ONE also shall continue to be responsible on a monthly basis for any operating expenses that exceed the agreed upon Expense Cap, subject to the terms of such agreement.

The Fund is responsible for all of its own expenses, except for those specifically assigned to AC ONE under the New Investment Advisory Agreement and the Current Investment Advisory Agreement. The Fund will be responsible for the same expenses under the New Investment Advisory Agreement as it is under the Current Investment Advisory Agreement which include but are not limited to: fees and expenses incurred in connection with the issuance, registration and transfer of its shares; brokerage and commission expenses; all fees and expenses related to Fund custody, shareholder services and Fund accounting; interest charges on any borrowings; costs and expenses of pricing and calculating its daily net asset value and of maintaining its books; insurance premiums on property or personnel of the Fund which inure to its benefit; the cost of preparing and printing regulatory documents and other communications for distribution to existing shareholders; legal, auditing and accounting fees; fees and expenses (including legal fees) of registering and maintaining registration of its shares for sale; all expenses of maintaining and servicing shareholder accounts, and all other charges and costs of its operation plus any extraordinary and non-recurring expenses.

Brokerage. Both the New Investment Advisory Agreement and the Current Investment Advisory Agreement provide that AC ONE shall be responsible for decisions to buy and sell securities for the Fund, for broker-dealer selection and for negotiation of brokerage commission rates, provided that AC ONE shall not direct orders to an affiliated person of AC ONE without general prior authorization to use such affiliated broker or dealer from the Board.  AC ONE’s primary consideration in effecting a securities transaction will be to seek best execution.  In selecting a broker-dealer to execute each particular transaction, AC ONE may take the following into consideration: the best net price available; the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the Fund on a continuing basis.  The price to the Fund in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered.

Limitation on Liability and Indemnification.  Both the New Investment Advisory Agreement and the Current Investment Advisory Agreement provide that, in the absence of willful misfeasance, bad faith, negligence, or reckless disregard of the duties imposed on AC ONE by the agreement, AC ONE will not be subject to liability to the Trust or the Fund for any act or omission in the course of, or connected with, rendering services under the agreement or for any losses sustained in the purchase, holding or sale of any security of the Fund.

Board Recommendation of Approval

The Board approved the New Investment Advisory Agreement at a meeting held on August 14, 2019 (the “August Meeting”).  Prior to the meeting, the Board received and considered information from AC ONE and the Trust’s administrator designed to provide the Board with the information necessary to evaluate the approval of the New Investment Advisory Agreement (“Support Materials”).  Before voting to approve the New Investment Advisory Agreement, the Board reviewed the Support Materials with Trust management and with counsel to the Independent Trustees, and received a memorandum from such counsel discussing the legal standards for the Board’s consideration of the New Investment Advisory Agreement.  In approving the New Investment Advisory Agreement, the Board considered substantially the same factors as it considered in approving the continuation of the Current Investment Advisory Agreement, which was completed at the Board’s meeting on February 20, 2019. This information formed the primary basis for the Board’s determinations.

In determining whether to approve the New Investment Advisory Agreement, the Trustees considered all factors they believed relevant, including the following with respect to the Fund: (1) the nature, extent, and quality of the services to be provided by AC ONE with respect to the Fund; (2) the Fund’s historical performance as managed by AC ONE under the Current Advisory Agreement; (3) the costs of the services to be provided by AC ONE and the profits to be realized by AC ONE from services rendered to the Fund; (4) comparative fee and expense data for the Fund and other investment companies with similar investment objectives; (5) the extent to which economies of scale may be realized as the Fund grows, and whether the advisory fee for the Fund reflects such economies of scale for the Fund’s benefit; and (6) other benefits to AC ONE resulting from its relationship with the Fund.  In their deliberations, the Trustees weighed to varying degrees the importance of the information provided to them, and did not identify any particular information that was all-important or controlling.

In approving the New Investment Advisory Agreement, the Board considered the following factors and made the following conclusions with respect to the Fund:

Nature, Extent and Quality of Services Provided.  The Trustees considered the scope of services that AC ONE provides under the Investment Advisory Agreement, noting that such services include, but are not limited to, the following: (1) investing the Fund’s assets consistent with the Fund’s investment objective and investment policies; (2) determining the portfolio securities to be purchased, sold or otherwise disposed of and the timing of such transactions; (3) voting proxies with respect to the Fund’s portfolio securities; (4) maintaining the required books and records for transactions effected by AC ONE on behalf of the Fund; (5) selecting broker-dealers to execute orders on behalf of the Fund; and (6) monitoring and maintaining the Fund’s compliance with policies and procedures of the Trust and with applicable securities laws.  The Trustees considered that AC ONE is a joint venture between Chelsea Management Company and AssetPlus Investment Management Corp., long-standing asset management organizations, and they also considered the capitalization of AC ONE.  The Trustees took into account the investment philosophy and broad investment management experience of the portfolio managers.  The Trustees concluded that they were satisfied with the nature, extent and quality of services that AC ONE provides to the Fund under the Investment Advisory Agreement.

Fund Historical Performance.  In assessing the quality of the portfolio management delivered by AC ONE, the Trustees reviewed the short-term and long-term performance of the Fund on both an absolute basis and in comparison to one or more appropriate benchmark indices and the Fund’s peer funds according to Morningstar classifications.  When comparing the Fund’s performance against its Morningstar peer group, the Trustees took into account that the investment objective and strategies of the Fund, as well as its level of risk tolerance, may differ significantly from funds in the peer group.  The Trustees noted the Fund underperformed its peer group median and average over the year-to-date, one-year, three-year and five-year periods ended July 31, 2019.  The Trustees further noted that the Fund had outperformed its benchmark, the Hang Seng Index, over the year-to-date, three-year and five-year periods, but underperformed the benchmark over the one-year period ended July 31, 2019. The Trustees also noted that the Fund had realized positive absolute returns since inception. The Trustees observed that AC ONE does not manage other accounts utilizing a similar investment strategy to that of the Fund for purposes of conducting a performance comparison.

Cost of Advisory Services and Profitability.  The Trustees considered the annual advisory fee that the Fund pays to AC ONE under the Investment Advisory Agreement, as well as AC ONE’s profitability from services that AC ONE rendered to the Fund during the 12-month period ended September 30, 2018.  The Trustees also considered the effect of an expense limitation agreement on AC ONE’s compensation and that AC ONE has contractually agreed to reduce its advisory fees and, if necessary, reimburse the Fund for operating expenses, as specified in the Fund’s prospectus.  The Trustees noted that during the last 12 months, AC ONE had agreed to lower the advisory fee payable by the Fund and the level of the limit on the Fund’s expenses. Regarding management fees charged to separately managed accounts, the Trustees observed that AC ONE and its affiliate, Chelsea Management Company, do not manage any other accounts with investment strategies similar to that of the Fund. The Trustees concluded that AC ONE’s service relationship with the Fund has not been profitable.

Comparative Fee and Expense Data.  The Trustees considered a comparative analysis of the contractual expenses borne by the Fund and those of funds in the same Morningstar peer group.  The Trustees noted that, as of October 31, 2018, AC ONE had agreed to a reduction in its management fee and a lowering of the Fund’s Expense Cap. The Trustees considered that, in connection with the Transaction, AC ONE had agreed to extend the Expense Cap for an additional two years. The Trustees noted that the Fund’s advisory fee was greater than the median and average management fees reported for the peer group. The Trustees also took into account that the advisory fees borne by the Fund were within the range borne by funds in the peer group. The Trustees then considered that the total expenses of the Fund (after waivers and expense reimbursements) were above the peer group median but below the average.  They also considered that when the peer group was limited to comparably-sized funds, the Fund’s total expenses (after waivers and expense reimbursements) were below the median and average. While recognizing that it is difficult to compare advisory fees since the scope of advisory services provided may vary from one investment adviser to another, the Trustees concluded that AC ONE’s advisory fee continues to be reasonable.

Economies of Scale.  The Trustees considered whether the Fund would benefit from any economies of scale, noting that the investment advisory fee for the Fund already contains numerous breakpoints.  The Trustees noted that AC ONE anticipates realizing certain economies of scale if Fund assets should increase materially from current levels, and determined that the breakpoint structure of the Fund’s investment advisory fee will share such economies with Fund shareholders.  The Trustees also considered the fact that the Fund’s assets are too low to reconsider whether the current breakpoint structure is appropriate at the present time, and agreed to reassess the issue in the future.

Other Benefits.  The Trustees considered the direct and indirect benefits that could be realized by the Adviser and its affiliates from the Adviser’s relationship with the Fund. The Trustees considered that AC ONE does not utilize soft dollar arrangements with respect to portfolio transactions and has no affiliated brokers to execute the Fund’s portfolio transactions.  The Trustees considered that AC ONE may receive some form of reputational benefit from services rendered to the Fund, but that such benefits are immaterial and cannot otherwise be quantified. The Trustees concluded that AC ONE does not receive additional material benefits from its relationship with the Fund.

Based on all of the information presented to and considered by the Board and the conclusions that it reached, the Board approved the New Investment Advisory Agreement for the Fund on the basis that its terms and conditions are fair and reasonable and in the best interests of the Fund and its shareholders, as the Trustees considered relevant in exercise of their reasonable business judgment, and recommended that shareholders approve the New Investment Advisory Agreement as well.

ADDITIONAL INFORMATION

Shareholder Proposals

The Trust does not hold annual shareholder meetings except to the extent that such meetings may be required under the 1940 Act or state law.  Shareholders who wish to submit proposals for inclusion in the proxy statement for a subsequent shareholder meeting should send their written proposals to the Trust’s Secretary at its principal office within a reasonable time before such meeting.  The timely submission of a proposal does not guarantee its inclusion.

Cost of the Information Statement

AC ONE will bear the expenses incurred with drafting, printing, mailing and filing this Information Statement.

Delivery of Shareholder Documents
Only one copy of this Information Statement and other documents related to the Fund, such as annual reports, proxy materials, quarterly statements, etc. are being delivered to multiple shareholders sharing an address, unless the Trust has received contrary instructions in writing at AC ONE China Fund, c/o U.S. Bank Global Fund Services, P.O. Box 701, Milwaukee, Wisconsin 53201-0701 or by telephone at (888) 964-0788.

Record of Beneficial Ownership
The tables below set forth the names, addresses and percentage ownership of those shareholders known by the Trust to own beneficially 5% or more of the outstanding Institutional Class shares as of the Record Date:

Name and Address	% of Ownership
SEI Private Trust Company C/O Union Bank ID 797 Attn: Mutual Fund Administrator One Freedom Valley Drive Oaks, PA 19456-9989	44.63%
National Financial Services, LLC 499 Washington Boulevard Jersey City, NJ 07310-1995	19.73%
Charles Schwab & Co., Inc. Special Custody Account FBO Customers Attn: Mutual Funds 211 Main Street San Francisco, CA 94105-1905	13.19%
TD Ameritrade P.O. Box 2226 Omaha, NE 68103-2226	6.22%

As of the Record Date, the Independent Trustees, and their respective immediate family members, did not own any securities beneficially or of record in AC ONE, U.S. Bancorp, the parent company of the Fund’s distributor, or any of their respective affiliates.

Service Providers

Investment Advisor
AC ONE Asset Management, LLC, located at 444 South Flower Street, Los Angeles, California, 90071.

Distributor
Quasar Distributors, LLC, located at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, is the Fund's principal underwriter and acts as the distributor in connection with the offering of Fund shares.

Fund Administrator
U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services, located at 615 East Michigan Street, Milwaukee, WI 53202, serves as the administrator of the Fund.

Custodian
U.S. Bank N.A., Custody Operations, located at 1555 N. River Center Drive, Suite 302 Milwaukee, WI  53212 provides custody services for the Fund.